Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS;

NET INVESTMENT INCOME OF $0.37 PER SHARE;

BOARD DECLARES SECOND QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., May 7, 2015 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the first quarter ended March 31, 2015 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended March 31, 2015 was $18.1 million, or $0.37 per share on a diluted basis, after preferred dividends and $0.09 per share in incentive compensation on net investment income.

•	Net increase in net assets resulting from operations for the quarter ended March 31, 2015 was $18.5 million, or $0.38 per share.

•	Net asset value per share at March 31, 2015 increased to $15.03 from $15.01 at December 31, 2014.

•	Total acquisitions during the quarter ended March 31, 2015 were $106.8 million and total acquisitions net of total dispositions were $56.4 million.

•	In March, we increased the aggregate principal commitment on the TCPC Funding Facility to $300 million and expanded the accordion feature to $350 million.

•	On February 24, 2015, the Company’s Board of Directors approved a stock repurchase plan to acquire up to $50 million in the aggregate of the Company’s common stock at prices at certain thresholds below the Company’s net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934.

•	On May 7, 2015, our board of directors declared a second quarter dividend of $0.36 per share payable on June 30, 2015 to shareholders of record as of June 16, 2015.

“We are pleased with our solid performance for the first quarter,” said TCP Capital Corp.'s Chairman and CEO, Howard Levkowitz.  “We deployed capital at a steady pace, with $107 million in new investments across nine transactions, and are well positioned for the current environment with 79% of our assets in floating rate debt.  We continued to out-earn our dividend, which is a testament to the high quality of our diversified portfolio. In addition, our new investments had higher effective yields than the investments we exited for the eighth consecutive quarter.

“Our deal flow is continuing to grow with our expanded origination platform, allowing us to be highly selective in the investments we make. Traditional lenders continue to exit the market and this is creating substantial opportunity for non-bank lenders such as TCPC to meet the demand for growth capital from middle-market companies.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2015, our investment portfolio consisted of debt and equity positions in 84 portfolio companies with a total fair value of approximately $1,203.3 million. Debt positions represented approximately 97% of the portfolio at fair value, all of which were senior secured debt. Equity positions represented approximately 3% of our investment portfolio.

As of March 31, 2015, the weighted average annual effective yield of our debt portfolio was approximately 10.9%.(1) As of March 31, 2015, approximately 79% of our debt portfolio at fair value had floating interest rates. As of March 31, 2015, one investment was accruing interest at 50% of its stated rate. We had no other debt investments on non-accrual status.

During the three months ended March 31, 2015, we invested approximately $106.8 million in two new and seven existing portfolio companies. The investments were comprised of approximately $97.0 million in senior secured loans and $9.8 million in senior secured notes. Additionally, we received proceeds from sales and repayments of investment principal of approximately $50.4 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of March 31, 2015, total assets were $1,260.5 million, net assets applicable to common shareholders was $732.3 million and net asset value per share was $15.03, as compared to $1,205.9 million, $731.1 million, and $15.01 per share, respectively on December 31, 2014.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2015 was approximately $32.8 million, or $0.67 per share, including $0.01 per share from prepayment income, $0.03 per share from original issue discount accretion and $0.03 per share from income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment. Total investment income was net of $0.6 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.01 per share.

Total operating expenses for the three months ended March 31, 2015 were approximately $9.9 million, or $0.20 per share. Dividends accrued on the preferred leverage facility were approximately $0.3 million, or $0.01 per share. We also incurred incentive compensation from net investment income of $4.5 million, or $0.09 per share. Excluding incentive compensation, annualized first quarter expenses, including all costs of leverage (both interest expense and preferred dividends), were 5.6% of average net assets.

Net investment income for the three months ended March 31, 2015 was approximately $22.9 million, or $0.47 per share, before related incentive compensation and preferred dividends. Net investment income after related incentive compensation and preferred dividends was $18.1 million, or $0.37 per share.

Net realized and unrealized gains for the three months ended March 31, 2015 were $0.4 million, or $0.01 per share, comprised of net realized losses of $0.1 million and net unrealized gains of $0.5 million.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended March 31, 2015 was $18.5 million, or $0.38 per share.

________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2015, available liquidity was approximately $244.6 million, comprised of approximately $25.6 million in cash and cash equivalents, $214.0 million in available capacity under the leverage program, and approximately $5.0 million in net outstanding settlements.

Total leverage outstanding at March 31, 2015 was $516.8 million, comprised of $249.0 million under our revolving credit facilities, $105.8 million of convertible notes, $134.0 million under our preferred equity facility and $28.0 million in SBA debentures. The weighted average interest rate on amounts outstanding on the total leverage program as of March 31, 2015 was 2.90%.

Leverage Program ($733 million):	Rate	Maturity
$116mm Partnership Credit Facility	LIBOR + 2.50%	July 2016
$300mm TCPC Funding Credit Facility	LIBOR + 2.25%	Mar 2019
$108mm Convertible Senior Unsecured Notes	5.25%	Dec 2019
$75mm Committed Leverage from the SBA*	2.846%	Ten Years
$134mm Preferred Equity Facility	LIBOR + 0.85%	July 2016

* Anticipated total SBA leverage of $150 million

RECENT DEVELOPMENTS

On May 7, 2015, the Company’s board of directors declared a second quarter regular cash dividend of $0.36 per share payable on June 30, 2015 to stockholders of record as of the close of business on June 16, 2015.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Thursday, May 7, 2015 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its quarterly financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 20569455 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the First Quarter 2015 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through May 14, 2015. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 20569455.

TCP Capital Corp.
Consolidated Statements of Assets and Liabilities

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,154,756,422 and $1,097,181,753, respectively)	$1,138,239,134	$1,081,901,384
Companies 5% to 25% owned (cost of $52,944,887 and $52,103,511, respectively)	49,575,026	48,716,425
Companies more than 25% owned (cost of $39,619,392 and $40,213,258 respectively)	15,530,356	15,918,077
Total investments (cost of $1,247,320,701 and $1,189,498,522, respectively)	1,203,344,516	1,146,535,886

Cash and cash equivalents	25,565,547	27,268,792
Deferred debt issuance costs	7,640,742	7,700,988
Receivable for investments sold	5,110,000	10,961,369
Accrued interest income:
Companies less than 5% owned	11,963,908	9,222,001
Companies 5% to 25% owned	511,325	253,987
Companies more than 25% owned	24,900	28,450
Unrealized appreciation on swaps	3,350,776	1,717,610
Options (cost $51,750)	71	497
Prepaid expenses and other assets	2,960,712	2,177,217
Total assets	1,260,472,497	1,205,866,797

Liabilities
Debt	382,798,495	328,696,830
Incentive allocation payable	4,519,709	4,303,040
Interest payable	3,033,149	1,510,981
Payable to the Investment Manager	698,883	459,827
Payable for investments purchased	-	2,049,518
Accrued expenses and other liabilities	2,633,032	3,219,783
Total liabilities	393,683,268	340,239,979

Commitments and contingencies (Note 5)

Preferred equity facility
Series A preferred limited partner interests in Special Value Continuation Partners, LP;
$20,000/interest liquidation preference; 6,700 interests authorized, issued and outstanding	134,000,000	134,000,000
Accumulated dividends on Series A preferred equity facility	477,056	497,790
Total preferred limited partner interests	134,477,056	134,497,790

Non-controlling interest
General Partner interest in Special Value Continuation Partners, LP	-	-

Net assets applicable to common shareholders	$732,312,173	$731,129,028

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 48,723,549 and 48,710,627
shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	48,723	48,710
Paid-in capital in excess of par	877,308,450	877,103,880
Accumulated net investment income	22,427,389	21,884,381
Accumulated net realized losses	(126,494,339)	(126,408,033)
Accumulated net unrealized depreciation	(40,978,050)	(41,499,910)
Net assets applicable to common shareholders	$732,312,173	$731,129,028

Net assets per share	$15.03	$15.01

TCP Capital Corp.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2015	2014
Investment income
Interest income:
Companies less than 5% owned	$30,277,150	$18,140,743
Companies 5% to 25% owned	1,108,278	1,336,864
Companies more than 25% owned	170,825	257,627
Dividend income:
Companies 5% to 25% owned	-	1,968,748
Lease income:
Companies 5% to 25% owned	291,705	121,039
Companies more than 25% owned	-	208,890
Other income:
Companies less than 5% owned	967,395	634,733
Total investment income	32,815,353	22,668,644

Operating expenses
Management and advisory fees	4,359,198	2,886,208
Interest expense	3,222,849	456,861
Amortization of deferred debt issuance costs	560,246	372,755
Administrative expenses	392,794	256,806
Legal fees, professional fees and due diligence expenses	306,122	204,156
Commitment fees	321,522	191,199
Director fees	85,089	85,712
Insurance expense	83,477	53,900
Custody fees	70,188	50,807
Other operating expenses	473,386	319,586
Total operating expenses	9,874,871	4,877,990
Net investment income	22,940,482	17,790,654
Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(105,868)	(6,795,721)
Investments in companies 5% to 25% owned	395	375
Investments in companies more than 25% owned	19,167	-
Net realized loss	(86,306)	(6,795,346)

Net change in net unrealized appreciation/depreciation	521,860	11,975,364
Net realized and unrealized gain	435,554	5,180,018

Dividends on Series A preferred equity facility	(362,673)	(369,135)
Net change in accumulated dividends on Series A preferred equity facility	20,734	10,495
Distributions of incentive allocation to the General Partner from:
Net investment income	(4,519,709)	(3,486,403)
Net change in reserve for incentive allocation	-	(1,036,004)

Net increase in net assets applicable to common shareholders resulting from operations	$18,514,388	$18,089,625
Basic and diluted earnings per common share	$0.38	$0.50
Basic and diluted weighted average common shares outstanding	48,711,437	36,199,917

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses.  TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise.  TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's prospectus dated July 2, 2014 and its prospectus supplement dated March 13, 2015 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
Jessica Ekeberg

310-566-1094

investor.relations@tcpcapital.com